Exhibit 3.1

CERTIFICATE OF AMENDMENT AND RESTATEMENT
OF
ARTICLES OF INCORPORATION
OF
1st PACIFIC BANCORP

The undersigned Ronald Carlson and Robert Cange do hereby certify as follows:

1.             They are the President and Secretary, respectively, of 1st Pacific Bancorp, a California corporation (the “corporation”).

2.             The Articles of Incorporation of the corporation, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the California Corporations Code), are hereby deleted in their entirety and replaced with the Amended and Restated Articles of Incorporation attached as Exhibit A to this certificate and incorporated herein by reference.

3.             The Amended and Restated Articles of Incorporation attached as Exhibit A have been duly approved and adopted by the Board of Directors of the corporation.

4.             The Amended and Restated Articles of Incorporation attached as Exhibit A have been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 4,980,481 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment and Restatement of Articles of Incorporation at San Diego, California on this 16th day of December, 2009.

/s/ Ronald Carlson
Ronald Carlson, President

/s/ Robert Cange
Robert Cange, Secretary

EXHIBIT “A”

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
1st PACIFIC BANCORP

ONE: NAME

The name of the corporation is:

1st Pacific Bancorp

TWO: PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: AUTHORIZED STOCK

(a)           This corporation is authorized to issue two classes of shares designated “Preferred Stock” and “Common Stock”, respectively.  The number of shares of Preferred Stock authorized to be issued is 10,000,000 and the number of shares of Common Stock authorized to be issued is 30,000,000.

(b)           The Preferred Stock may be divided into such number of series as the board of directors may determine.  The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock.  The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

FOUR: DIRECTOR LIABILITY

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIVE: INDEMNIFICATION

The corporation is authorized to indemnify its agents (as defined from time to time in Section 317 of the California Corporations Code) to the fullest extent permissible under California law.  Any amendment, repeal or modification of the provisions of this Article FIVE shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.